Exhibit 5.2

Harney Westwood & Riegels (Cayman) LLP 3rd Floor, Harbour Place 103 South Church Street, PO Box 11088 Grand Cayman KY1-1008, Cayman Islands Tel: +1 345 949 8599 Fax: +1 345 949 4451

23 July 2026

george.weston@harneys.com

066309.0002-GW

Hall Chadwick Acquisition Corp II

Ascentium (Cayman) Limited

4th Floor, Harbour Place

103 South Church Street, P.O. Box 10240

Grand Cayman, KY1-1002, Cayman Islands

Dear Hall Chadwick Acquisition Corp II

Hall Chadwick Acquisition Corp II (Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form S-1 to be filed with the Securities and Exchange Commission (Commission) on or about the date of this opinion (Registration Statement), relating to the registration of:

1)	26,500,000 units consisting of:

a.	one Class A ordinary share of the Company (Class A Share); and

b.	one-half of one redeemable warrant (Warrant), each whole warrant entitling the holder to purchase one Class A Share at a price of $11.50 per share,

(Units) at an offering price of US$ 10.00 per Unit;

2)	up to 3,500,000 additional Units, which the several underwriters, for which Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC is acting as representative (Representative), will have a 45-day option to purchase from the Company to cover over-allotments, if any (Over-Allotment Units);

3)	4,950,000 private placement Warrants each of which entitles the holder to purchase one Class A Share at a price of $11.50 per share (Private Placement Warrants) to Hall Chadwick Capital II LLC (Sponsor);

4)	2,650,000 Private Placement Warrants (or up to 3,350,000 if the underwriters exercise their option to purchase Over-Allotment Units in full) to the Representative;

5)	all Class A Shares and Warrants issued as part of the Units (including any Over-Allotment Units));

6)	all Class A Shares that may be issued upon exercise of the Warrants included in the Units (including any Over-Allotment Units); and

7)	all Class A Shares that may be issued upon exercise of the Private Placement Warrants,

in each case under the United States Securities Act of 1933, as amended (Securities Act) and pursuant to the terms of the Registration Statement. In this opinion Companies Act means the Companies Act, as amended, of the Cayman Islands.

The Class A Shares underlying the Units and the Over-Allotment Units are referred to herein as the Unit Shares and the Class A Shares to be issued in accordance with the Warrants are referred to herein as the Warrant Shares.

We are furnishing this opinion as Exhibit 5.2 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which are all the documents which we consider necessary and appropriate for the matters set out in this legal opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion, we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

2	Capacity and Power. The delivery of the Registration Statement by the Company and the performance of its obligations thereunder are within the corporate capacity and power of the Company and have been duly authorised and approved by all necessary corporate action of the Company.

3	Authorised Share Capital. Based on our review of the Mem & Arts, the authorised share capital of the Company is US$55,500 divided into:

(a)	500,000,000 Class A ordinary shares of a par value of US$0.0001 each (Class A Shares);

(b)	50,000,000 Class B ordinary shares of a par value of US$0.0001 each (Class B Shares); and

(c)	5,000,000 Preference shares of a par value of US$0.0001 each (Preference Shares).

4	Issued Securities. As of the date of the Certificate of Incumbency (as defined in Schedule 1), the Company has:

(a)	0 Class A Shares;

(b)	10,500,000 Class B Shares; and

(c)	0 Preference Shares,

issued and outstanding.

5	Class B Shares. The Class B Shares have been duly authorized and are validly issued, fully-paid and non-assessable. The issue of the Class A Ordinary Shares to be issued on the conversion of the Class B Ordinary Shares (Conversion Shares) has been duly authorised and, when such Conversion Shares are issued in accordance with the Mem & Arts and the names of the registered owners are entered in respect of such Conversion Shares into the Register of Members of the Company, the Conversion Shares will have been legally issued, fully paid and non-assessable (meaning that no additional sums may be levied in respect of such Conversion Shares on the holder thereof by the Company). The issuance of any Conversion Shares would not, as at the date of this opinion, be subject to any pre-emptive rights, rights of first refusal or similar rights under the Mem & Arts or the Companies Act.

6	Units, Over-Allotment Units, Unit Shares. The Units, Over-Allotment Units and Unit Shares to be issued by the Company, as contemplated by the Registration Statement, have been duly authorised and, when allotted, issued, and fully paid for in accordance with the Resolutions and any related agreement, and when the name of the shareholder is entered in the Register of Members, the Unit Shares will be validly issued, allotted, fully paid, and non-assessable and there will be no further obligation on the holder to make any further payment to the Company in respect of such Unit Shares.

7	Warrant Shares. The Warrant Shares to be issued by the Company, as contemplated by the Registration Statement, have been duly authorised and, when allotted, issued, and fully paid for in accordance with the Resolutions and the terms of the Warrants, and when the name of the shareholder is entered in the Register of Members, will be validly issued, allotted, fully paid, and non-assessable and there will be no further obligation on the holder to make any further payment to the Company in respect of such Warrant Shares.

8	Cayman Islands Law. The statements contained in the Registration Statement included, but not limited to those in the sections headed “Risk Factors”, “Proposed Business”, "Description of Securities", “Cayman Islands Taxation”, “Legal Matters” and “Enforcement of Civil Liabilities”, insofar as such statements purport to summarise or describe the laws of the Cayman Islands and the Mem & Arts, are accurate and fairly represent in all material respects summaries of Cayman Islands laws and regulations and the Mem & Arts.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings, “Risks Relating our Management Team”, “Certain Differences in Corporate Law” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels (Cayman) LLP
Harney Westwood & Riegels (Cayman) LLP

SCHEDULE 1

List of Documents and Records Examined

1	The Certificate of Incorporation dated 12 February 2026.

2	The First Amended and Restated Memorandum and Articles of Association of the Company dated 6 March 2026 (Mem & Arts).

3	A Certificate of Incumbency in respect of the Company, issued by Ascentium (Cayman) Limited (formerly Harneys Fiduciary (Cayman) Limited) on 22 July 2026, as Registered Office provider to the Company (Certificate of Incumbency).

4	A Certificate of Good Standing in respect of the Company issued by the Cayman Registrar of Companies dated 22 July 2026.

5	The Register of Writs and other Originating Process of the Grand Court of the Cayman Islands via the Court’s Digital System from the incorporation date of the Company to 22 July 2026.

6	A copy of the written resolutions of the directors of the Company dated 7 April 2026 (Resolutions).

Items 1 to 6 above are together referred to as the Corporate Documents.

7	A certificate dated 7 April 2026 provided by a director of the Company confirming certain matters to us which are relevant to our opinion (Director’s Certificate).

8	The Registration Statement.

1 to 8 above are collectively referred to in this opinion as the Documents.

SCHEDULE 2

Assumptions

1	Validity under Foreign Laws. That:

(a)	all formalities required under any applicable laws (other than the laws of the Cayman Islands) have been complied with; and

(b)	no other matters arising under any foreign law will affect the views expressed in this opinion.

2	Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, all copies of Documents are true and correct copies and the Registration Statement conforms in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

3	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete.

4	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

SCHEDULE 3

Qualifications

1	Non-assessable. The term non-assessable means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

2	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

3	Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act have been paid and the Registrar of Companies in the Cayman Islands has no knowledge that the Company is in default under the Companies Act.

HALL CHADWICK ACQUISITION CORP II

incorporated in the Cayman Islands

Company No. 431519

(Company)

DIRECTOR’s Certificate

I, the undersigned, being a director of the Company, am aware that you are being asked to provide an opinion letter (Opinion) in relation to the Registration Statement

Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion.

I hereby certify that:

1.	The Mem & Arts (as set out at Exhibit 2) remain in full force and effect.

2.	The Resolutions (as set out at Exhibit 1) were duly passed in the manner prescribed in the Mem & Arts) and have not been amended, varied, or revoked in any respect.

3.	The authorised share capital of the Company is US$ 55,500 divided into:

a.	500,000,000 Class A Shares;

b.	50,000,000 Class B Shares; and

c.	5,000,000 Preference Shares.

4.	No share will be issued for a price which is lower than its par value, and the Company will have sufficient authorised but unissued shares to issue the Class A Shares underlying the Units and the Warrants.

5.	The shareholders of the Company (Shareholders) have not restricted the powers of the Directors in any way.

6.	The Directors at the date of the Resolutions and at the date of this certificate were and are as follows:

a.	Alejandro Lopez Bono; and

b.	Aaron Joseph Dominish.

7.	Prior to, at the time of, and immediately following the approval of the transactions contemplated by the Resolutions, the Company was, or will be, able to pay its debts as they fell, or fall, due and has entered, or will enter, into the transactions contemplated by the Resolutions for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.

8.	Each Director considers the transactions contemplated by the Resolutions to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

9.	The Directors or Shareholders have not taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.